EXHIBIT 99.1

INVESTOR CONTACT

Michael Doherty

949-673-1907

mdoherty@trestlecorp.com

FOR IMMEDIATE RELEASE

Trestle Management Review Conference Call Time Changed

Time changed to after the close of stock market

Irvine, CA – September 27, 2004–Trestle Holdings, Inc. (OTCBB:TLHO), a supplier of digital imaging and telemedicine applications, will hold its previously announced September 30, 2004 conference at 1:30 p.m. PDT rather than 10:00 a.m. PDT.  During the call, the company’s new management team will discuss their strategies and objectives to guide the company and its operations.  The call will be hosted by Maurizio Vecchione, chief executive officer, and Barry Hall, president and chief financial officer.

The numbers to call to listen to the live teleconference are 1-706-634-7233 or 1-877-606-5574, referencing conference ID #1077323.  Following management’s presentation, there will be a question and answer session.  A taped rebroadcast will be available to listeners following the call until October 2, 2004 at midnight PDT.  The numbers to access the rebroadcast are 1-706-645-9291 or 1-800-642-1687, referencing conference ID #1077323.

About Trestle Holdings Inc.

Trestle Holdings develops and sells digital imaging and telemedicine applications to the life sciences markets.  The company’s products link dispersed users with each other, information databases, and analytical tools.  This improved integration drives cost savings and process efficiencies, enables improved pre-clinical and clinical phases of research and development for new drugs, and enhances patient care.

Trestle’s digital imaging products have the potential to transform the pathologist’s work environment by capturing digital images of tissue samples and enabling the sharing, archiving, and analysis of these images.  The company’s live microscopy products enable multiple physicians and scientists to remotely view, navigate, and share high-fidelity microscope images at sub-micron resolution over standard Internet connections in real time.  The company’s slide scanning and imaging products perform high-speed whole-glass

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slide digitization for virtual microscopy applications.  These slide scanning products facilitate image analysis, data management, digital workflow and data association applications for clinical and research customers.  For example, for pharmaceutical companies, Trestle’s products enable improvements to the pre-clinical and clinical phases of research and development through better capture, management and analysis of tissue sample information.

Telemedicine enables the remote delivery of patient care using integrated health information systems and telecommunications technologies.  Trestle’s integrated telemedicine products allow scientists, physicians and other medical professionals around the world to service more patients.  Trestle’s telemedicine products use proprietary software and standard computer and medical hardware to facilitate remote examination, diagnosis, and treatment of patients through real-time integration of voice, video, medical devices, and patient data.

SAFE HARBOR STATEMENT

This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties.  For these statements, we claim the safe harbor for “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our ability to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying pattern issues, one-time events and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission.  These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us.  We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements.  In addition, readers are urged to consider statements that include the terms “believes,” “belief,” “expects,” “plans,” “objectives,” “anticipates,” “intends,” “targets,” “projections,” or the like to be uncertain and forward-looking.  All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear.  We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.